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                                                       Registration No. 2-81536

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                -------------

                     POST EFFECTIVE AMENDMENT NO. 3 TO
                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                -------------

                           DRESSER INDUSTRIES, INC.
             (Exact name of Registrant as specified in its Charter)

             Delaware                                   75-0813641
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                               2001 Ross Avenue
                              Dallas, Texas 75201
           (Address principal executive offices including zip code)

                                -------------

                DRESSER INDUSTRIES, INC. STOCK PURCHASE PLAN
                          (Full title of the plan)

                                -------------

                              Rebecca R. Morris
                Vice President-Corporate Counsel and Secretary
                           Dresser Industries, Inc.
                               2001 Ross Avenue
                             Dallas, Texas 75201
                   (Name and address of agent for service)
                                (214) 740-6000
        (Telephone number, including area code, of agent for service)

                                -------------

                            EXPLANATORY STATEMENT

A total of 2,000,000 shares of common stock of Dresser Industries, Inc. (the "Company") were registered by Registration Statement on Form S-8, file No. 2-81536, to be issued in connection with the Dresser Industries, Inc. Stock Purchase Plan (the "SPP"). On March 19, 1998, The M.W. Kellogg Company Plan Administrative Committee approved offering an investment option for investing in Company stock to the participants of The M.W. Kellogg Company Savings and Investment Plan (the "Plan"). The Plan is intended to qualify as an employee savings plan under Section 401(k) of the Internal Revenue Code of 1986, as amended from time to time. Approximately one million (1,000,000) shares of common stock of the Company which were registered in connection with the SPP have not been issued under the SPP and, pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth at answers no. 89 and 90 in Section G-Securities Act Forms of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations (July
1997), 100,000 are carried forward to, and deemed covered by, the Registration Statement of Form S-8 filed on or about the date hereof in connection with the Plan.

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                                PART II

Item 3.  Incorporation of Documents by Reference.

This Registration Statement on Form S-8 and Post Effective Amendments No. 1 and No. 2, File No. 2-81536, are incorporated by reference herein.

Item 8.  Exhibits**

  5 Form of Opinion of Steve Barnett as to the legality of the Securities being registered. (Incorporated by reference to Exhibit 5.1 to Registrant's Registration Statement No. 2-81536 on Form S-8).

  23.1 Consent of Steve Barnett is contained in his opinion. (Incorporated by reference to Exhibit 24.1 to Registrant's Registration Statement No. 2-81536 on Form S-8).

 *23.2    Consent of Price Waterhouse LLP.

  24 Power of Attorney. (Incorporated by reference to Exhibit 24 to Registrant's Registration Statement No. 333-39931 on Form S-8.)

----------------
* Filed Herewith

**In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal
Revenue Code of 1986, as amended, the Registrant submitted the Plan and will submit any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to maintain the qualified status of the Plan.

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                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 16th day of April, 1998.

                                       DRESSER INDUSTRIES, INC.

                                  By:  /s/ KENNETH J. KOTARA
                                       -----------------------------
                                       Kenneth J. Kotara,
                                       Controller



    Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on April 16, 1998.


            SIGNATURE                              TITLE
            ---------                              -----

*WILLIAM E. BRADFORD                   Chairman of the Board, Chief
-------------------------------        Executive Officer and Director
(William E. Bradford, Director)        (Principal Executive Officer)

/s/ GEORGE H. JUETTEN                  Sr. Vice President and Chief
-------------------------------        Financial Officer (Principal
(George H. Juetten)                    Financial Officer)


/s/ KENNETH J. KOTARA                  Controller (Principal
-------------------------------        Accounting Officer)
(Kenneth J. Kotara)

*SAMUEL B. CASEY, JR                   *J. LANDIS MARTIN
-------------------------------        -------------------------------
(Samuel B. Casey, Jr., Director)       (J. Landis Martin, Director)

*LAWRENCE S. EAGLEBURGER               *LIONEL H. OLMER
-------------------------------        -------------------------------
(Lawrence S. Eagleburger, Director)    (Lionel H. Olmer, Director)

*SYLVIA A. EARLE, PH.D.                *JAY A. PRECOURT
-------------------------------        -------------------------------
(Sylvia A. Earle, Ph.D., Director)     (Jay A. Precourt, Director)

*RAWLES FULGHAM                        *DONALD C. VAUGHN
-------------------------------        -------------------------------
(Rawles Fulgham, Director)             (Donald C. Vaughn, Director)

*JOHN A. GAVIN                         *RICHARD W. VIESER
-------------------------------        -------------------------------
(John A. Gavin, Director)              (Richard W. Vieser, Director)

*RAY L. HUNT
-------------------------------
(Ray L. Hunt, Director)

*By: /s/ Alice (Ande) Hinds
-------------------------------
         Alice (Ande) Hinds
         (Attorney-In-Fact)


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
                             INDEX TO EXHIBITS**

Exhibit No.                      Description
-----------                      -----------

    5         Form of opinion of Steve Barnett as to the legality of the securities being registered. (Incorporated by reference to
              Exhibit 5.1 to Registrant's Registration Statement No. 2-81536
              on Form S-8).
    23.1      Consent of Steve Barnett is contained in his opinion.
              (Incorporated by reference to Exhibit 24.1 to Registrant's
              Registration Statement No. 2-81536 on Form S-8).
*   23.2      Consent of Price Waterhouse LLP.
    24        Power of Attorney.  (Incorporated by reference to
              Exhibit 24 to Registrant's Registration Statement No.
              333-39931 on Form S-8.)

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* Filed Herewith

**In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Registrant has submitted the Plan and will submit any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to maintain the qualified status of the Plan.